UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2011

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania	17401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2011, P. H. Glatfelter Company (the “Company”) issued a press release to report that it and certain of its subsidiaries as borrowers (together with the Company, the “Borrowers”) and certain of its subsidiaries as guarantors entered into a $350,000,000 revolving credit facility as part of an Amended and Restated Credit Agreement dated November 21, 2011 (the “Amended Credit Agreement”) with certain banks as lenders (the “Banks”), PNC Bank, National Association, as administrative agent for the banks (the “Agent” ), PNC Capital Markets LLC, J.P. Morgan Securities LLC and RBS Citizens, N.A. as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Citizens Bank of Pennsylvania, as co-syndication agents (the “Syndication Agents”).

The Company also reported it had exercised its rights under its Indenture dated February 5, 2010 and would use the Amended Credit Agreement to fund the early redemption of $100 million of its 7 1/8% Notes due May 2016.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the Amended Credit Agreement, the Borrowers may borrow, repay and reborrow multi-currency revolving credit loans (the “Revolving Loans”) in an aggregate principal amount not to exceed $350 million outstanding at any time (the “Revolving Facility”). In addition, the Borrowers may request (i) letters of credit in an aggregate face amount not to exceed $30 million; and (ii) Swing Loans (as defined in the Amended Credit Agreement) in an aggregate principal amount not to exceed $30 million. Borrowings under the Credit Agreement will be available in United States dollars, Euros, British Pound Sterling, and Canadian dollars. Under the Credit Agreement, the Borrowers also have the option to request of the Agent, subject to the approval of the Banks, that the maximum principal amount of the Revolving Facility be increased from $350 million up to a maximum of $450 million. Borrowings under the Amended Credit Agreement are unsecured. However, to the extent that certain intercompany loans exceed $400 million, such intercompany loans will be pledged as collateral.

The Borrowers are permitted to use borrowings under the Amended Credit Agreement to repay existing in debtedness, for general corporate purposes, working capital needs and to finance future permitted acquisitions.

Borrowing rates for the Revolving Loans are determined at the Borrowers’ option at the time of each borrowing as follows: for all US dollar denominated borrowings, the borrowing rate is either, (a) the bank’s base rate which is equal to the greater of i) the prime rate; ii) the federal funds rate plus 50 basis points plus an applicable spread ranging from 25 basis points to 125 basis points based on the Company’s corporate credit ratings determined by Standard & Poor’s Rating Services and Moody’s Investor Service, Inc. (the “Corporate Credit Rating”); or iii) the daily Euro-rate plus 100 basis points; or (b) the daily Euro-rate plus an applicable margin ranging from 125 basis points to 225 basis points based on the Corporate Credit Rating. For non-US dollar denominated borrowings, interest is based on (b) above.

All Swing Loans will bear interest at a rate to be agreed upon by the Agent and the Company. In addition, the Borrowers are required to pay customary commitment fees in connection with the unused portion of the Revolving Facility and customary fees for the use of letters of credit.

Interest accrued on outstanding amounts will be payable at varying dates based on the maturity of the respective amount drawn, but in no event less frequently than quarterly. All principal outstanding and accrued interest under the Amended Credit Facility will be due and payable on November 21, 2016.

The Borrowers have the right to prepay the Revolving Loans in whole or in part with out premium or penalty, subject to timing conditions related to the borrowing rate chosen by the applicable Borrower.

The Amended Credit Agreement contains representations, warranties, covenants and events of default customary for financings of this type. If an event of default occurs and is continuing, then the Agent may declare outstanding obligations under the Amended Credit Agreement immediately due and payable. In addition, the Borrowers are obligated to maintain a maximum ratio of consolidated total net debt to consolidated adjusted EBITDA, a minimum ratio of consolidated EBITDA to consolidated interest expense, and beginning December 31, 2015, a minimum liquidity ratio. The Amended Credit Agreement also contains covenants limiting the ability of the Borrowers and subsidiary guarantors to (i) incur debt and guaranty obligations, (ii) incur liens, (iii) make loans, advances, investments and acquisitions, (iv) merge or liquidate, or (v) sell or transfer assets.

In addition to their functions under the Amended Credit Agreement, the Agent and Syndication Agents perform certain general banking services for the Company. All services provided to the Company by the Agent and Syndication Agents have been provided to the Company on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

The description of the Amended Credit Agreement set forth above is qualified by reference to the Amended Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Amended Credit Agreement contained in Item 1.01 above is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 21, 2011, the Company notified HSBC Bank USA, N.A. (“HSBC”) as trustee under its the indenture dated as of February 5, 2010 (the “Indenture”) between the Company and HSBC relating to the Company’s outstanding $100 million of 7 1/8% Notes due May 2016 (the “Notes”) that the Company will, pursuant to the optional redemption provisions contained in Article 3 of the Indenture, redeem all of the Notes on December 21, 2011 at 103.563% of par. The total redemption amount will include the outstanding principal amount of the Notes, plus interest up to the date of redemption. A copy of the Notice of Redemption relating to the redemption of the Notes is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the early redemption of $100 million of 7 1/8% Notes due May 2016, the Company reported that it expects to record an after-tax charge of $6.3 million. The charge is expected to be recorded in the fourth quarter of 2011 and includes an early redemption premium and the write-off of previously deferred debt issance costs.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

10.1	Amended Credit Agreement, dated as of November 21, 2011, by and among the Company, certain of its subsidiaries as borrowers and certain of its subsidiaries as guarantors and PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, J.P. Morgan Securities LLC and RBS Citizens, N.A. as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Citizens Bank of Pennsylvania, as co-syndication agents, and certain other banks as lenders.

99.1	A copy of the press release issued by the Company dated November 21, 2011 announcing the $350 million amended credit facility and the redemption of $100 million of 7 1/8% Notes due May 2016.

99.2	A copy of the Notice of Redemption to the Holders of the $100 million 7 1/8% Notes due May 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

November 23, 2011	By:	DAVID C. ELDER
	Name:	David C. Elder
	Title:	Vice President and Corporate Controller